Exhibit 10.1

THIS AGREEMENT made as of the 12th day of December 2001.

B E T W E E N:

DICUT, INC., a corporation incorporated pursuant to the laws of the State of Delaware

(hereinafter called "DICUT")

OF THE FIRST PART

RAJ KALRA, of the City of Marietta, in the State of Georgia

(hereinafter referred to as the "Vendor")

OF THE SECOND PART

- and -

NATIONAL DATA INC., a corporation incorporated pursuant to the laws of the State of Delaware

(hereinafter called "NATIONAL")

OF THE THIRD PART

WHEREAS the Vendor is the owner of One Thousand Five Hundred (1,500) common shares in the capital of National, being 100% of the issued and outstanding shares of National (the "Sold Shares");

AND WHEREAS the Vendor desires to sell and DICUT desires to purchase the Sold Shares as hereinafter defined, on the terms and conditions set forth;

WITNESSETH THAT in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as follows:

1.0 Defined Terms

1.1 Where used herein or in any amendments hereto, the following terms shall have the following meanings respectively:

1.1.1 "Closing", "Date of Closing" or "Time of Closing" each mean the time and date of the completion of the transaction of purchase and sale herein contemplated which will be 2:00 o'clock in the afternoon (Eastern Standard Time) on or before the 28THday of December 2001 at the Place of Closing or such other time and date as the parties may agree in writing.

1.1.2 "Place of Closing" shall be at the offices of Dicut Inc., 7270 Woodbine Avenue, Suite 200, Markham, Ontario L3R 4B9

1.1.3 "DICUT Business" means the business now and heretobefore carried on by DICUT,

INC.

1.1.4 "National Business" means the business of NATIONAL DATA INC. now and heretobefore carried on by NATIONAL DATA INC.

2.0 Purchase and Sale of Shares

2.1 In consideration of the issue by DICUT to the Vendor on Closing of Six Ten Million Five Hundred Thousand 6(10,500,000) fully paid and nonassessable common shares without par value in the capital of DICUT (the "Purchased Shares") which may carry restrictions as set out by the U.S. Securities and Exchange Act of 1933, the Vendor agrees to sell, assign and transfer unto DICUT and DICUT agrees to purchase from Vendor the Sold Shares. The number of Sold Shares acquired by DICUT shall be One Hundred (100%) Percent of the issued and outstanding shares of National. as at Closing.

3.0 Representations of Warranties of DICUT

3.1 DICUT hereby covenants, represents and warrants to the Vendor and to National as of Closing (unless otherwise stated) as follows:

3.1.1 DICUT is a corporation duly incorporated, organized and validly existing and is in good standing under the laws of the State of Delaware and has corporate power to own its properties and interests and to carry on its business in each jurisdiction where it carries on business.

3.1.2 The authorized capital of DICUT consists of twenty million (20,000,000) common shares of which 8,370,000___ are issued and outstanding, all of which are fully paid and non-assessable and there shall be no further or other shares of DICUT which shall be issued, subject to option or warrant agreements or outstanding on or before Closing.

3.1.3 No other person, firm or body corporate has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities, warrants or convertible obligations of any nature) for any purchase, subscription, or issuance of any of the unissued shares of the capital of DICUT.

3.1.4 DICUT is not a party to any agreement of guarantee, indemnification or assumption of the obligations of a third party or other like commitment.

3.1.5. No shares of DICUT will be issued, purchased or redeemed by DICUT from the date hereof until Closing without the consent of the Vendor.

3.1.6 DICUT is a reporting issuer in good standing under the laws of the United States Securities Commission and is up-to-date in all its filings and is not in arrears in making any filings required pursuant to any applicable legislation or regulations.

3.1.7 Any corporate actions taken by DICUT which require shareholder authorization will be validly and duly authorized.

3.1.8 The Board of Directors of DICUT has consented to and approved this transaction.

3.1.9 All leases, subleases, titles, properties and interests owned, held or otherwise enjoyed by DICUT are and will be valid and in good standing now and at Closing.

3.1.10 The books and records of DICUT fairly set out and disclose in all material respects and in accordance with generally accepted accounting principles applied on a basis consistent with all financial periods prior to Closing its financial position as at the date hereof; and all material transactions of DICUT relating to DICUT's business have been recorded in such books and records.

3.1.11 All receivables of DICUT are recorded in its books and are bona fide without set-off or counterclaim, save and except for any provision for bad or doubtful accounts applied on a basis consistent with prior financial periods, all as described in the DICUT Financial Statements.

3.1.12 The corporate records and minute books of DICUT contain a complete and accurate record of all resolutions of its Directors and Shareholders passed since its incorporation and all resolutions have been passed in accordance with its Articles of Incorporation, Articles of Amendment, By-laws and the Business Corporations Act relevant laws of the State of Delaware.

3.1.13 No dividends or other distributions on any shares of DICUT have been declared, paid or authorized since September 30, 2001 or will be declared, paid or authorized up to the Closing.

3.1.14 DICUT is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

3.1.15 DICUT is not now in default or in breach of any material contract, agreement or like commitment.

3.1.16 There is no action, suit or proceeding pending or threatened against DICUT or affecting DICUT at law or in equity.

3.1.17 DICUT in carrying on its business is not knowingly in substantial breach of any laws, regulations, orders, rulings or policies of any governmental authority having jurisdiction.

3.1.18 DICUT will have at closing full authority, capacity and all necessary corporate power to perform all its obligations required hereunder and to consummate the transaction provided for herein.

3.2 DICUT acknowledges and confirms that the Vendor is relying on the covenants, representations and warranties set out in Paragraph 3.1 in connection with the purchase and sale of the Purchased Shares.

4.0 Representations and Warranties of NATIONAL

4.1 National hereby covenants, represents and warrants to DICUT as at the date hereof and as at Closing (unless otherwise stated):

4.1.1 The Vendor owns all of the issued and outstanding shares of National.

4.1.2 National is duly incorporated, organized and in good standing and has the corporate power to carry on its business and is duly qualified and in good standing in each jurisdiction in which it carries on business.

4.1.3 The authorized capital of National consists of one thousand five hundred (1,500) common shares of which one thousand five hundred (1,500) common shares are issued and outstanding, all being fully paid and non-assessable and no other shares of any class have been issued.

4.1.4 The corporate records and minute books of National contain complete and accurate records of all resolutions of the Directors and Shareholders passed since its incorporation, and all resolutions have been passed in accordance with the Articles of Incorporation and By-laws therefor and the applicable statute law. The share certificate books, registers of Shareholders, registers of transfers and registers of Directors of National are complete and accurate.

4.1.5 (a) National is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness not disclosed herein.

(b) National is not a party to any material contract, written employment or agency agreement or other like commitment, expressed or implied, written or oral, unless made in the usual and ordinary course of business or which is specifically disclosed herein. National is not in default of or in breach of any material contract, agreement or commitment and all such material contracts, agreements or commitments are in good standing, and there is no default or claim of default by any party thereto.

(c) There is no action, suit or proceeding pending or threatened against National at law or in equity not disclosed herein which would have a material adverse financial impact.

(d) In carrying on its business, National is not knowingly in material breach of any laws, regulations, orders, rulings or policies of any governmental authority having jurisdiction whether federal, state or municipal.

(e) National is not now in default or in breach of any material contract, agreement or like commitment.

National acknowledges and confirms that DICUT is relying on the covenants, representations and warranties set out in this Paragraph 4.1 in connection with the purchase by DICUT of the Sold Shares.

4.2 The Vendor hereby represents and warrants to DICUT that as of the date hereof and unless otherwise stated as of Closing:

4.2.1 All of the Sold Shares are owned by the Vendor as the beneficial owner of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands of any kind whatsoever.

4.2.2 No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor any of the Sold Shares.

4.2.3 No person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement including convertible securities, warrants or convertible obligations of any nature for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital stock of any securities of National.

4.2.4 The books and records of National fairly and correctly set out and disclose in all material respects the financial position of National as of that date, and there have been no material changes as of the date hereof and all material financial transactions of National relating to its business have been accurately recorded in such books and records.

4.2.5 The entering into of this agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the respective constating documents or by-laws of National or any indenture or other agreement written or oral to which National and/or the Vendor may be a party and that the entering into of this agreement and the transactions contemplated hereby will not result in the violation of any law or regulation which may be material to its business or to the transactions herein contemplated and the Vendor consents to the transfer of the Sold Shares to DICUT and releases any claim to any right of first refusal or options to purchase the Sold Shares.

5.0 Survival of Representations and Warranties

5.1 All warranties and representations set forth in this Agreement shall not merge on Closing but shall survive Closing and shall continue to be and remain binding upon the parties hereto. In the event that any one or more of the warranties and representations of any party hereto (the "Defaulting Party") shall not have been fulfilled or at Closing shall be untrue, the other party shall have the right to withdraw from the contract resulting from the execution of this Agreement without liability or obligation.

6.0 Conditions of Closing

6.1 The sale and purchase of the Sold Shares are subject to the following terms and conditions being fulfilled or performed prior to or at Closing:

6.1.1 All of the covenants, representations and warranties of DICUT set forth in Paragraph 3.1 hereof shall be complete and correct at and as of Closing, as though such covenants, representations and warranties were made at and as of Closing.

6.1.2 All the covenants, representations and warranties of National set forth in Paragraph 4.1 hereof shall be complete and correct at and as of Closing, as though such covenants, representations and warranties were made at and as of Closing.

6.1.3 All of the covenants, representations and warranties of the Vendor set forth in Paragraph 4.2 hereof shall be complete and correct at and as of Closing, as though such covenants, representations and warranties were made at and as of Closing.

6.1.4 DICUT shall make available to the authorized representatives of the Vendor, at all reasonable times from the date hereof to Closing, all books, accounts, records, Financial Statements, income tax assessments for all past fiscal periods, charter documents, minute books and other corporate records, contracts, leases, insurance policies and similar instruments and will allow such representatives of the Vendor reasonable access to its premises during normal business hours.

6.1.5 National shall make available to the authorized representatives of DICUT at all reasonable times from the date hereof to Closing, all books, accounts, records, Financial Statements, income tax assessments for all past fiscal periods, charter documents, minute books and other corporate records, contracts, leases, insurance policies and similar instruments and will allow such representatives of DICUT reasonable access to its premises during normal business hours.

6.1.6 DICUT represents that it has full power and authority to issue and deliver the Purchased Shares to the Vendor and that all necessary legal or other corporate proceedings to be taken by DICUT to make the same effective have been taken.

6.1.7 The Vendor represents that he has full power and authority to sell, transfer, assign and deliver the Sold Shares to DICUT and that all necessary legal or other corporate proceedings to be taken to make the same effective have been taken and that the directors of National have approved this purchase and sale and all of its terms and conditions.

6.1.8 The Articles of DICUT shall be amended if required so that the Board of Directors of DICUT shall consist of a flexible Board consisting of a minimum of FIVE (5) Directors. Raj Kalra shall be appointed Chief Executive Officer of DICUT and shall be entitled to nominate three (3) Directors of the Board. Pierre Quilliam shall remain as President and Director of DICUT and shall be entitled to nominate one other Director to the Board. Any additional nomination of Directors to the Board shall require the consent of both Raj Kalra and Pierre Quilliam acting reasonably, subject to applicable laws.

6.1.9 If any one or more of the conditions set forth in Paragraphs 6.1.1 to 6.1.9 inclusive to be fulfilled by DICUT are not fulfilled by DICUT on or before Closing, then the Vendor may waive any or all of such condition or conditions without prejudice to the fulfilment of any other condition or conditions or his rights hereunder and may require DICUT to complete the purchase and sale or in the alternative withdraw from this contract without further obligation or liability.

6.1.10 If any one or more of the conditions set forth in Paragraphs 6.1.1 to 6.1.9 inclusive to be fulfilled by National or the Vendor are not fulfilled on or before Closing then DICUT may waive such condition or conditions without prejudice to the fulfilment of any other condition or conditions and may require National and the Vendor to complete the purchase and sale or in the alternative withdraw from this contract without further obligation or liability.

7.0 Closing

7.1 On closing the matters hereinafter set out shall be completed:

7.1.1 All the conditions to be fulfilled by DICUT in Paragraph 6.1, if not specifically waived by National and/or the Vendor, shall be fulfilled.

7.1.2 All the conditions to be fulfilled by the Vendor in Paragraph 6.1, if not specifically waived by DICUT, shall be fulfilled.

7.1.3 All necessary steps and proper corporate proceedings shall be taken to permit the Sold Shares to be duly and regularly transferred to DICUT.

7.1.4 At the Time of Closing, the Vendor shall deliver to DICUT certificates representing all the Sold Shares.

7.1.5 At the Time of Closing, DICUT shall deliver to the Vendor share certificates representing the Purchased Shares. This delivery shall be contingent upon DICUT receiving opening financial statements of National on or before closing, as well as an independent valuation report prepared by a qualified valuator confirming a valuation of National at a minimum of Nine Hundred Thousand Dollars ($900,000). In the event that the information provided in such audited financial statements are not available on or before the closing date, then the Purchased Shares shall be held in escrow pursuant to an Escrow Agreement pending receipt of the said satisfactory audited financial statements.

7.1.6 The President of DICUT will deliver to the counsel for National a certificate that the representations and warranties of DICUT set out in Paragraph 3.1 hereof are true and correct as at Closing.

7.1.7 The lawyer of National will deliver to the counsel for DICUT a legal opinion that the representations and warranties set out in Paragraphs 4.1 and 4.2 are true and correct as at Closing.

8.0 Return of Documents

8.1 In the event that this transaction shall not be closed in accordance with the provisions hereof, National and the Vendor shall return to DICUT all books, accounts, records and other data of DICUT that are in their possession, and also any copies thereof which shall have been made and DICUT shall return to National and the Vendor all books, accounts, records and other data of National and the Vendor that are in its possession, and also any copies thereof which shall have been made.

9.0 Further Assurances Only

9.1 The parties hereto shall and will execute such further and other papers and documents and do and perform and cause to be done and performed such further acts and things as are necessary in order to give full effect to this Agreement and to every part thereof.

10.0 Notice

10.01 Any notice required or permitted to be given for the purposes of this Agreement shall be in writing and shall be sufficiently given if personally delivered, sent by facsimile transmission or sent by telegram or registered letter, postage prepaid and:

(a) If to DICUT, addressed to it at:

7270 Woodbine Avenue

Suite 200

Markham, Ontario

L3R 4B9

Fax: 905-947-9930

(b) If to the Vendor, addressed to him at:

2150 Northwest Parkway SE

Suite H

Marietta, GA

30067

Fax: 770-859-9419

(c) If to National addressed to it at:

2150 Northwest Parkway SE

Suite H

Marietta, GA

30067

Fax: 770-859-9419

and if mailed, such notice shall be deemed to have been given on the fifth business day following the day on which it is mailed, provided however, if at the time of mailing any of such notice, normal postal service shall have been interrupted through strikes or other similar irregularities, then such notice shall be deemed to have been received on the second day following the resumption of normal mail service. If served, such notice shall be deemed to be received on the date so served.

11.0 General Provisions

11.1 Time shall be of the essence of this Agreement and of every part thereof.

11.2 This Agreement shall not be assignable by DICUT or the Vendor and shall be binding upon each of the parties hereto and their respective heirs, executors, administrators or successors.

11.3 This agreement constitutes the entire agreement between the parties and, except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the respective parties. There are no verbal statements, representations, warranties, undertakings or agreements between the parties. This Agreement may not be amended or modified in any respect, except by a written instrument signed by all parties.

11.4 Unless stated otherwise in this Agreement, all covenants, terms and obligations, representations and warranties of this Agreement shall survive the Closing and remain in full force and effect notwithstanding such Closing.

11.5 The Closing shall take place on the Date of Closing at the Place of Closing.

11.6 The headings and marginal descriptions of all paragraphs herein are inserted for convenience of reference only and shall not affect the constructions or interpretations of this Agreement.

11.7 Whenever the singular or masculine is used in this Agreement they shall mean and include the plural, masculine, neutral and feminine or vice versa, as the context of the Agreement shall require.

11.8 All amounts referred to in this Agreement shall be in United States dollars.

11.9 This Agreement may be executed in counterpart, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute one and the same instrument. A faxed copy signed by the parties hereto shall be considered an original copy of the Agreement.

11.10 This Agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF the corporate parties hereto have hereunto affixed their corporate seals duly attested by the hands of the proper officers in their respective behalves and the individual parties have hereunto set their hands and seals.

SIGNED, SEALED AND DELIVERED ) DICUT, INC.

)

)

In the presence of: ) Per:________________________

) A.S.O.

)

)

) NATIONAL DATA INC.

)

) Per: _________________________

) A.S.O.

)

)

)_____________________________

) RAJ KALRA